SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2005

COMCAST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-50093		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 3, 2005, Comcast Corporation (“Comcast”) issued a press release announcing that AT&T Corp. reached a settlement of certain At Home litigation.  Comcast will pay AT&T Corp. $170 million to reimburse it for Comcast’s portion of AT&T’s settlement.  As Comcast noted in its April 28, 2005, press release, because this settlement was reached prior to the filing of Comcast's Form 10-Q for the first quarter 2005, it must reflect its portion of the settlement in its first quarter earnings. The press release is attached hereto as Exhibit 99.1.  Comcast does not intend for this Item 2.02 or Exhibit 99.1 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01 Exhibits

Exhibit 99.1	Comcast Corporation press release dated May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	May 4, 2005	By:	/s/ Arthur R. Block
Name: Arthur R. Block
Title: Senior Vice President, General Counsel and Secretary